Exhibit 99.1

CONTACT:	Robert F. Mangano	Stephen J. Gilhooly
	President & Chief Executive Officer	Senior Vice President, Treasurer & Chief Financial Officer
	609-655-4500	609-655-4500

PRESS RELEASE – FOR IMMEDIATE RELEASE

1ST CONSTITUTION BANCORP ANNOUNCES CHANGE AND NEW MEMBER TO ITS BOARD OF DIRECTORS EFFECTIVE JANUARY 1, 2017

Cranbury, NJ – November 23, 2016- 1ST Constitution Bancorp (NASDAQ: FCCY), parent company of 1ST Constitution Bank, announced that its Board of Directors has increased the size of the Board from eight to nine members, effective January 1, 2017, and has elected Carmen M. Penta to serve as a director, effective as of January 1, 2017, to fill the vacancy on the Board resulting from the increase in the size of the Board.

Mr. Penta is a certified public accountant with over 40 years of experience with Price, Waterhouse & Co. and EisnerAmper LLP and as a founder of Wiener, Penta and Goodman, a central New Jersey accounting firm, and Addeo Pollaco & Penta LLC, an accounting and consulting firm. Mr. Penta has also previously served three years as a member of the Advisory Board of Jersey Shore Bank, 13 years as a member of the Board of Directors of Central Jersey Bank, where he also served as Chairman of the Audit and Expansion Committee and as a member of the Loan Committee, and three years as Vice Chairman of the Board of Directors of Colonial American Bank, where he also served as Chairman of the Audit and Expense Committee and as a member of the Loan and Compensation Committee. In addition, Mr. Penta has owned and operated over 20 commercial real estate properties. He holds a Bachelor of Science degree in Accounting from Monmouth University and is a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

“We are delighted to bring Carmen’s extensive accounting, banking and real estate experience to our Board,” said Charles S. Crow, III, Chairman of the Board of 1ST Constitution Bancorp. Mr. Crow added, “We look forward to Carmen joining our Board and providing us with his depth of professional knowledge.”

About 1ST Constitution Bancorp

1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, operates 19 branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, West Windsor, Princeton, Rumson, Fair Haven, Shrewsbury, Little Silver and Asbury Park, New Jersey. 1ST Constitution Bank also operates four residential mortgage loan production offices in Forked River, Flemington, Jersey City and Somerset, New Jersey.

1ST Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and can be accessed through the Internet at www.1STCONSTITUTION.com

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The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the direction of the economy in New Jersey, the direction of interest rates, effective income tax rates, loan prepayment assumptions, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, a higher level of net loan charge-offs and delinquencies than anticipated, bank regulatory rules, regulations or policies that restrict or direct certain actions, the adoption, interpretation and implementation of new or pre-existing accounting pronouncements, a change in legal and regulatory barriers including issues related to compliance with anti-money laundering and bank secrecy act laws, as well as the effects of general economic conditions and legal and regulatory barriers and structure. 1ST Constitution Bancorp assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

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